Exhibit 99.1

Hillstream BioPharma progressing towards acquiring clinical stage asset and announces corporate name change to Tharimmune, Inc.

Expects to launch and complete a Phase 1 trial in Q4 2023

Tharimmune to begin trading under new ticker, THAR, on Monday September 25, 2023

BRIDGEWATER, N.J., September 22, 2023 — Hillstream BioPharma Inc., (NASDAQ: HILS), a biotechnology company developing innovative therapeutic candidates in rare immune, inflammatory and oncologic diseases announced a corporate name change to Tharimmune, Inc., (“Tharimmune”). The corporate name change is based on the Greek word “thárros”, translated to mean courage and reflects the transformation of the Company into a patient-focused, clinical development organization. The Company’s common stock will trade on The Nasdaq Capital Market under a new ticker symbol, THAR, effective as of Monday, September 25, 2023.

“Over the past few months, we have made significant progress in shifting the focus of the Company to align with our future vision to impact patients in serious need of new treatment options,” said Randy Milby, Chairman and CEO of Tharimmune, Inc. Our new name, dedicated to the courage of all people diagnosed with diseases of high unmet need, aligns with this focus as we shift into a patient-centric organization striving towards developing impactful and accessible products.”

Tharimmune is progressing towards acquiring a clinical stage asset, TH104, with a recently approved IND. TH104 has a dual mechanism of action by affecting multiple receptors, known to suppress chronic, debilitating pruritis or “uncontrollable itching”. The Company expects to close the acquisition in the fourth quarter as well launch and complete a phase 1 pharmacokinetic trial by year-end. The clinical data package is strengthened by the phase 1 clinical trials already conducted ex-US, which showed reliable bioavailability of the active ingredient in TH104 via transmucosal film technology in both healthy volunteers as well as people diagnosed with liver disease, including primary biliary cholangitis.

About Tharimmune, Inc.

Tharimmune, Inc. is a biotechnology company developing a portfolio of therapeutic candidates for rare immune, inflammatory, and oncologic diseases. The Company is progressing towards acquiring a clinical-stage asset, known to suppress chronic, debilitating pruritis or “uncontrollable itching” in primary biliary cholangitis (PBC), a rare orphan liver disease with no known cure. The Company’s early-stage immuno-oncology pipeline includes novel multi-specific antibodies targeting unique epitopes with novel mechanisms of action against well-known, validated targets in multiple solid tumors. Tharimmune has a license agreement with OmniAb, Inc. to access the company’s antibody discovery technology platform against specified targets. For more information please visit: www.tharimmune.com

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Hillstream’s expectations, strategy, plans or intentions. These forward-looking statements are based on Hillstream’s current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; risks related to business interruptions which could seriously harm our financial condition and increase our costs and expenses; dependence on key personnel; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; and risks related to failure to obtain Food and Drug Administration (“FDA”) clearances or approvals and noncompliance with FDA regulations. Investors should read the risk factors set forth in our Form 10-K for the year ended December 31, 2022 and our periodic reports filed with the Securities and Exchange Commission. However, these risks are not exhaustive and new risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Forward-looking statements included herein are made as of the date hereof, and Hillstream does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances, except as may be required by law.

Investor Relations Contact

Email: ir@tharimmune.com

www.tharimmune.com

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